Exhibit 99.1
NEWS RELEASE


CONTACT:
Bob Aronson
Director of Investor Relations
800-579-2302
(investorrelations@stagestoresinc.com)


FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES
BANKRUPTCY COURT APPROVAL OF
THE ADEQUACY OF THE COMPANY'S
DISCLOSURE STATEMENT IN
SUPPORT OF THIRD AMENDED PLAN
OF REORGANIZATION, AS MODIFIED

HOUSTON, TX, July 2, 2001- - Stage Stores, Inc.
(OTCBB: SGEEQ) announced today that, on June 29, 2001, the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the "Court") approved the
Company's Amended and Restated Disclosure Statement
Under 11 U.S.C. Section 1125 in Support of Third Amended Plan of Reorganization, as Modified (the "Disclosure Statement") as containing adequate information. As a result of the Court's approval of the Disclosure Statement, the Company will commence solicitation of votes from creditors for approval of the Third Amended Plan of Reorganization, as Modified (the "Plan").

The Court has scheduled a hearing on August 8, 2001 for consideration and confirmation of the Plan and set
August 1, 2001 as the deadline for filing objections to confirmation of the plan and for completion and delivery of the ballots. In addition, the Court established July 16, 2001 (the "Distribution Record Date") as the record date for the purpose of determining which creditors may be entitled to receive distributions under the Plan. Further, as of the close of business on the Distribution Record Date, all trading in the Company's debt instruments and common stock will permanently cease.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small towns and communities throughout the south central United States. The Company currently operates stores under the Stage, Bealls and Palais Royal names.

Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider.

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